Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	April 30, 2013
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, April 30, 2013 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2013.

First Quarter Highlights

•	Funds from operations (FFO) per share of $0.62.

•	Net loss available to common stockholders of $0.02 per share, primarily attributable to an increase in depreciation and amortization expense.

•	Revenues from continuing operations of $117.5 million.

•	Stabilized portfolio was 90.3% occupied and 93.4% leased at March 31, 2013.

•	The company signed new or renewing leases on 434,000 square feet of space.

•
The company acquired a two-building, approximately 321,000 square-foot office property in the South Lake Union submarket of Seattle for approximately $170 million, including the assumption of approximately $84 million in debt.

•	The company completed a public offering of 3.8% senior unsecured 10-year notes for net proceeds of approximately $297 million.

Results for the quarter ended March 31, 2013
For its first quarter ended March 31, 2013, KRC reported FFO for the period of $49.1 million, or $0.62 per share, compared to $33.0 million, or $0.49 per share, in the first quarter of 2012. Net loss available to common stockholders was $0.9 million, or $0.02 per share, compared to net income available to common stockholders of $67.5 million, or $1.06 per share, in the first quarter of 2012. Net loss available to common stockholders in the first quarter of 2013 included a year over year increase in depreciation and amortization expense of approximately $11.0 million related to properties the company acquired in 2012 and 2013. Net income available to common stockholders in the first quarter of 2012 included approximately $3.7 million of income from discontinued operations, $72.8 million of net gains from property dispositions and a $4.9 million charge for the early redemption of preferred stock.

The company's revenues from continuing operations in the first quarter of 2013 totaled $117.5 million, up from $92.4 million in the first quarter of 2012.

All per-share amounts in this report are presented on a fully diluted basis.

Operating and Leasing Activity
At March 31, 2013, the company's stabilized portfolio, encompassing approximately 13.6 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle, was 90.3% occupied, down from 92.8% at year-end 2012. The decline was largely due to scheduled expirations. At the end of the first quarter, KRC's stabilized portfolio was 93.4% leased. During the first quarter, the company also signed new or renewing leases on approximately 434,000 square feet of office space.

Real Estate Investment Activity
In January, KRC completed the acquisition of a two-building, 321,000 square-foot office property located in the South Lake Union submarket of greater Seattle. The company paid approximately $170 million for the property, including the assumption of approximately $84 million in debt. The property is currently 100% occupied.

KRC currently has four 100% pre-leased development projects under construction aggregating approximately 1.4 million square feet of space. The company estimates its total investment in the four development projects will be approximately $809.5 million. Scheduled completion dates for the four projects range from fourth quarter 2013 to first half of 2015.

Capital Financing Activity
In January, KRC completed a public offering of $300.0 million aggregate principal amount of 3.8% senior unsecured notes that mature on January 15, 2023 for net proceeds of approximately $297.0 million. During the quarter, the company also sold approximately $23.4 million, net of selling commissions, of its common stock via its at-the-market stock offering program.

Management Comments
“As our first quarter activity demonstrates, we remain focused on building the long-term value of our portfolio through both opportunistic acquisitions and well-executed development, while maintaining a strong balance sheet,” said John Kilroy, Jr., the company's president and chief executive officer.

“Our first-quarter purchase of Westlake Terry, a fully leased, premier office property located in one of greater Seattle's most desirable submarkets, strengthens our footprint in the region, continues our strategic expansion into high quality West Coast markets, and underscores the competitive advantage we believe we are gaining from a larger operating platform and more visible franchise.”

Conference Call and Audio Webcast
KRC management will discuss updated earnings guidance for fiscal 2013 during the company's May 1, 2013 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8033 reservation # 57852562. A replay of the conference call will be available via phone through May 8, 2013 at 888-286-8010, reservation # 50797205, or via the Internet at the company's website.

About Kilroy Realty Corporation
Kilroy Realty Corporation, a member of the S&P MidCap 400 Index, is a real estate investment trust active in major West Coast office markets. For over 65 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. At March 31, 2013, the company owned 13.6 million rentable square feet of commercial office space. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only, as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Revenues from continuing operations	$117,497	$92,397

Revenues including discontinued operations	$117,497	$100,413

Net (loss) income available to common stockholders(1)	$(903)	$67,540

Weighted average common shares outstanding - basic	74,977	63,649
Weighted average common shares outstanding - diluted	74,977	63,649

Net (loss) income available to common stockholders per share - basic (1)	$(0.02)	$1.06
Net (loss) income available to common stockholders per share - diluted (1)	$(0.02)	$1.06

Funds From Operations (1), (2), (3)	$49,086	$32,990

Weighted average common shares/units outstanding - basic (4)	78,039	66,371
Weighted average common shares/units outstanding - diluted (4)	79,725	67,156

Funds From Operations per common share/unit - basic (1), (4)	$0.63	$0.50
Funds From Operations per common share/unit - diluted (1), (4)	$0.62	$0.49

Common shares outstanding at end of period:	75,350	68,350
Common partnership units outstanding at end of period	1,827	1,718
Total common shares and units outstanding at end of period	77,177	70,068

	March 31, 2013	March 31, 2012
Stabilized office portfolio occupancy rates:(5)
Los Angeles and Ventura Counties	93.4%	87.0%
Orange County	90.0%	93.3%
San Diego County	87.2%	91.7%
San Francisco Bay Area	94.5%	89.2%
Greater Seattle	88.7%	90.3%
Weighted average total	90.3%	90.0%

Total square feet of stabilized office properties owned at end of period:(5)
Los Angeles and Ventura Counties	3,488	2,981
Orange County	497	541
San Diego County	5,250	5,184
San Francisco Bay Area	2,287	2,201
Greater Seattle	2,048	890
Total	13,570	11,797

(1)
Net Income Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $72.8 million for the three months ended March 31, 2012. In addition, Net Income Available to Common Stockholders and Funds from Operations for the three months ended March 31, 2012 include a non-cash charge of $4.9 million related to the original issuance cost of the Series E and F Preferred Stock called for redemption on March 16, 2012.

(2)
Reconciliation of Net (Loss) Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(5)
Occupancy percentages and total square feet reported are based on the Company's stabilized office portfolio for the period presented. Occupancy percentages and total square feet shown for March 31, 2012 include the office properties that were sold during the fourth quarter of 2012.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$637,854	$612,714
Buildings and improvements	3,631,057	3,335,026
Undeveloped land and construction in progress	747,679	809,654
Total real estate held for investment	5,016,590	4,757,394
Accumulated depreciation and amortization	(790,878)	(756,515)
Total real estate held for investment, net	4,225,712	4,000,879

Cash and cash equivalents	135,676	16,700
Restricted cash	19,465	247,544
Marketable securities	8,029	7,435
Current receivables, net	10,666	9,220
Deferred rent receivables, net	122,142	115,418
Deferred leasing costs and acquisition-related intangible assets, net	196,525	189,968
Deferred financing costs, net	20,501	18,971
Prepaid expenses and other assets, net	16,571	9,949
TOTAL ASSETS	$4,755,287	$4,616,084

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt	$570,676	$561,096
Exchangeable senior notes, net	165,022	163,944
Unsecured debt, net	1,430,880	1,130,895
Unsecured line of credit	—	185,000
Accounts payable, accrued expenses and other liabilities	171,694	154,734
Accrued distributions	29,106	28,924
Deferred revenue and acquisition-related intangible liabilities, net	118,118	117,904
Rents received in advance and tenant security deposits	37,251	37,654
Total liabilities	2,522,747	2,380,151

EQUITY:
Stockholders' Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	753	749
Additional paid-in capital	2,149,052	2,126,005
Distributions in excess of earnings	(157,211)	(129,535)
Total stockholders' equity	2,185,005	2,189,630
Noncontrolling Interest
Common units of the Operating Partnership	47,535	46,303
Total equity	2,232,540	2,235,933
TOTAL LIABILITIES AND EQUITY	$4,755,287	$4,616,084

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
REVENUES:
Rental income	$107,380	$84,349
Tenant reimbursements	9,887	7,180
Other property income	230	868
Total revenues	117,497	92,397

EXPENSES:
Property expenses	23,773	16,132
Real estate taxes	10,337	7,665
Provision for bad debts	95	2
Ground leases	847	807
General and administrative expenses	9,669	8,767
Acquisition-related expenses	655	1,528
Depreciation and amortization	50,391	34,652
Total expenses	95,767	69,553

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	392	484
Interest expense	(19,734)	(21,163)
Total other (expenses) income	(19,342)	(20,679)

INCOME FROM CONTINUING OPERATIONS	2,388	2,165

DISCONTINUED OPERATIONS:
Income from discontinued operations	—	3,697
Net gain on dispositions of discontinued operations	—	72,809
Total income from discontinued operations	—	76,506

NET INCOME	2,388	78,671

Net loss (income) attributable to noncontrolling common units of the Operating Partnership	22	(1,795)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	2,410	76,876

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	—	(1,397)
Preferred dividends	(3,313)	(3,021)
Original issuance costs of redeemed preferred stock	—	(4,918)
Total preferred distributions and dividends	(3,313)	(9,336)

NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(903)	$67,540

Weighted average common shares outstanding - basic	74,977	63,649
Weighted average common shares outstanding - diluted	74,977	63,649

Net (loss) income available to common stockholders per share - basic	$(0.02)	$1.06
Net (loss) income available to common stockholders per share - diluted	$(0.02)	$1.06

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Net (loss) income available to common stockholders	$(903)	$67,540
Adjustments:
Net (loss) income attributable to noncontrolling common units of the Operating Partnership	(22)	1,795
Depreciation and amortization of real estate assets	50,011	36,464
Net gain on dispositions of discontinued operations	—	(72,809)
Funds From Operations (1)(2)	$49,086	$32,990

Weighted average common shares/units outstanding - basic	78,039	66,371
Weighted average common shares/units outstanding - diluted	79,725	67,156

Funds From Operations per common share/unit - basic (3)	$0.63	$0.50
Funds From Operations per common share/unit - diluted (3)	$0.62	$0.49

(1)
The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

Management believes that FFO is a useful supplemental measure of the company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company's operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company's properties, which are significant economic costs and could materially impact the company's results from operations.

(2)	FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $2.4 million and $2.3 million for the three months ended March 31, 2013 and March 31, 2012, respectively.

(3)	Reported amounts are attributable to common stockholders and common unitholders.